UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2008

INFOSEARCH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97385	90-0002618
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4086 Del Rey Avenue Marina del Rey, CA (Address of principal executive offices)	90292 (Zip Code)

Registrant’s telephone number, including area code: (310) 437-7380
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c));

Item 1.01 Entry into a Material Definitive Agreement

On June 6, 2008, InfoSearch Media, Inc., a Delaware corporation (the “Company” or “Registrant”) entered into a Subscription Agreement with certain existing shareholders whereby they purchased Twenty Three Million (23,000,000) shares of common stock of Registrant for total cash consideration of Two Hundred and Thirty Thousand Dollars ($230,000).

The definitive agreements are filed as an exhibit to this Current Report on Form 8-K (the "Current Report").

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(1) Resignation of Scott Brogi and David Warthen as Directors.

The Board of Directors accepted the resignations of Scott Brogi and David Warthen as Directors effective as of June 12, 2008, both were members of the Board of Directors. This was not as a result of any disagreement with the management of InfoSearch Media.

Item 5.02(d) Election of New Directors

(1) Election of Robert Ellin to the Board of Directors.

On June 12, 2008, after performing the due diligence that the members of the Board of Directors determined, in their reasonable business judgment, was appropriate under the circumstances, the Board of Directors, elected Robert Ellin as a Director effective as of June 12, 2008.

Family Relationships: There are no family relationships between Mr. Ellin and any of the other executive officers or directors of the Registrant.

Related Party Transactions: During the past two years, the Registrant has not been a party to any transactions, or proposed transactions, in an amount greater than $60,000 which Mr. Ellin has, or had, a material interest.

(2) Election of Bruce Galloway to the Board of Directors.

On June 12, 2008, after performing the due diligence that the members of the Board of Directors determined, in their reasonable business judgment, was appropriate under the circumstances, the Board of Directors, elected Bruce Galloway as a Director effective as of June 12, 2008.

Family Relationships: There are no family relationships between Mr. Galloway and any of the other executive officers or directors of the Registrant.

Related Party Transactions: During the past two years, the Registrant has not been a party to any transactions, or proposed transactions, in an amount greater than $60,000 which Mr. Galloway has, or had, a material interest.

Item 9.01 Financial Statements and Exhibits.

Item 9.01(c) Exhibits

The following exhibit(s) are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.	Description
10.1	Subscription Agreement dated as of June 6, 2008, between InfoSearch Media, Inc. and Trinad Master Capital Fund Ltd.

10.2	Subscription Agreement dated as of June 6, 2008, between InfoSearch Media, Inc. and Goldman Capital Management.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSEARCH MEDIA, INC.

Date: June 12, 2008	By:	/s/ Scott Brogi
Name: Scott Brogi Title: Chief Financial Officer